PLEASE MARK VOTES REVOCABLE PROXY X AS IN THIS EXAMPLE PINNACLE FINANCIAL PARTNERS, INC. For Against Abstain PROPOSAL #1: To approve the merger agreement, SOLICITED BY THE BOARD OF DIRECTORS dated as of August 15, 2007, between Pinnacle and FOR THE SPECIAL MEETING OF SHAREHOLDERS Mid-America Bancshares, Inc. (“Mid-America”), pursuant to which Mid-America will merge with and TO BE HELD ON NOVEMBER 27, 2007 into Pinnacle, and the issuance of Pinnacle common stock in connection with the merger. The undersigned hereby appoints Robert A. McCabe Jr. or M. Terry Turner or either of them, as For Against Abstain Proxies, each with the power to appoint his substitute, and hereby authorizes them or either of them PROPOSAL #2: To approve the adjournment of the to represent and to vote, as designated below, all of the common stock of Pinnacle Financial Partners, special meeting, if necessary, to permit Pinnacle to Inc., (“Pinnacle”) which the undersigned would be entitled to vote if personally present at the special solicit additional proxies if there are insufficient votes meeting of shareholders to be held at Pinnacle’s offices at 211 Commerce Street, Suite 100, at the special meeting to constitute a quorum or to approve the merger agreement and the issuance of Pinnacle common stock in connection Nashville, Tennessee 37201 on November 27, 2007, at 10:00 a.m., Central Time, and at any with the merger; and adjournments of the special meeting, upon the proposals described in the accompanying Notice of For Against Abstain Special Meeting and the Joint Proxy Statement/Prospectus dated October 10, 2007 relating to the PROPOSAL #3: To approve an amendment to special meeting, receipt of which are hereby acknowledged. Pinnacle’s 2004 Equity Incentive Plan to increase the THE BOARD OF DIRECTORS RECOMMENDS THAT THE number of shares of Pinnacle common stock SHAREHOLDERS VOTE “FOR” THE PROPOSALS. reserved for issuance under the plan by 500,000 shares. PLEASE CHECK BOX IF YOU PLAN TO ATTEND THE ANNUAL SHAREHOLDERS MEETING. THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION TO THE CONTRARY IS INDICATED, IT WILL BE VOTED “FOR” THE PROPOSAL. Please be sure to sign and date Date DISCRETIONARY AUTHORITY IS HEREBY CONFERRED AS TO ALL OTHER MATTERS WHICH MAY COME BEFORE THE SPECIAL MEETING. this Proxy in the box below. Shareholder sign above Co-holder (if any) sign above ? Detach above card, sign, date and mail in postage paid envelope provided. ? PINNACLE FINANCIAL PARTNERS, INC. If stock is held in the name of more than one person, all holders must sign. Signatures should correspond exactly with the name or names appearing on the stock certificate(s). When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership or limited liability company, please sign in such name by authorized person. PLEASE MARK, SIGN AND DATE THIS PROXY, AND RETURN IT IN THE ENCLOSED RETURN-ADDRESSED ENVELOPE AS SOON AS POSSIBLE. NO POSTAGE NECESSARY. THANK YOU. IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED.